Exhibit 1.1

OPEN MARKET SALE AGREEMENTSM

August 26, 2024

JEFFERIES LLC
520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Icahn Enterprises L.P., a Delaware limited partnership (the “Company”), proposes to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), the Company’s depositary units representing limited partner interests (the “Depositary Units”), having an aggregate offering price of up to the Maximum Program Amount subject to the terms and conditions set forth in this agreement (this “Agreement”).

Section 1. DEFINITIONS

(a)            Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Base Prospectus” has the meaning set forth in Section 2(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

SM “Open Market Sale Agreement” is a service mark of Jefferies LLC

“Depositary Units” has the meaning set forth in the introductory paragraph of this Agreement.

“Environmental Laws” has the meaning set forth in Section 2(z).

“ERISA” has the meaning set forth in Section 2(y).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FCPA” has the meaning set forth in Section 2(ee).

“FINRA” has the meaning set forth in Section 2(x).

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Depositary Units during the applicable Selling Period, which may be adjusted by the Company at any time during the Selling Period by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

“Free Writing Prospectus” has the meaning set forth in Section 4(e).

“Hazardous Material” has the meaning set forth in Section 2(aa).

“Issuance Amount” means the aggregate Sales Price of the Depositary Units to be sold by the Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by the Chairman of the Board of Directors of the general partner of the Company or the Company’s Chief Executive Officer, President, Chief Financial Officer or General Counsel.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Investment Company Act” has the meaning set forth in Section 2(t).

“Maximum Program Amount” means Depositary Units with an aggregate Sales Price of the lesser of (1) $400,000,000 and (2) the aggregate amount of Depositary Units registered under the Registration Statement.

“Money Laundering Laws” has the meaning set forth in Section 2(ff).

“OFAC” has the meaning set forth in Section 2(gg).

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“Other Offering Amendment” means an amendment or supplement to the Registration Statement or Prospectus relating solely to the issuance or offering of securities other than the Depositary Units.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Select Market (“Nasdaq”) or such other national securities exchange on which the Depositary Units are then listed.

“Prospectus” has the meaning set forth in Section 2(a).

“Registration Statement” has the meaning set forth in Section 2(a).

“Representation Date” has the meaning set forth in the introductory paragraph of Section 2.

“Sales Price” means the actual sale execution price of each Depositary Unit placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means an amount equal to up to two percent (2%) of the Sales Price, with the exact amount to be agreed to by the Company at the time a Placement Notice is delivered or at such other time as the Company and the Agent may agree.

“Selling Period” means the period of one (1) to twenty (20) consecutive Trading Days following the delivery of an Issuance Notice (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) including and beginning on the Issuance Notice Date, if such notice is delivered prior to 3:00 p.m. (New York City time), or the following Trading Day otherwise (unless otherwise provided by the Company in the applicable Issuance Notice). The Selling Period is subject to early termination by the Company in accordance with this Agreement.

“Settlement Date” means the second business day following each Trading Day during the Selling Period on which Depositary Units are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Depositary Units sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Specified Courts” has the meaning set forth in Section 9(e).

“Time of Sale” means the Trading Day during the Selling Period on which Depositary Units are sold.

“Trading Day” means any day on which the Principal Market is open for trading.

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“Triggering Event Date” has the meaning set forth in Section 4(n).

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date with respect to which the Company is required to deliver a certificate pursuant to Section 4(n) and (5) each Time of Sale (each such date listed in (1) through (5), a “Representation Date”), except as may be disclosed in the Registration Statement or the Prospectus on or before a Representation Date:

(a)            Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-266174) that contains a base prospectus (the “Base Prospectus”). Such registration statement, as amended, registers the issuance and sale by the Company of the Depositary Units under the Securities Act. The Company may file one or more additional registration statements on Form S-3 from time to time that will contain a base prospectus (in which case all references herein to the Base Prospectus shall be to the base prospectus in such additional registration statement) and related prospectus or prospectus supplement with respect to the Depositary Units. Except where the context otherwise requires, such effective registration statement(s) as of any specified date, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the base prospectus constituting a part of such Registration Statement, together with any prospectus supplement(s) filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Depositary Units, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” in, or “part of” the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was originally declared effective and at the time the Company’s annual report on Form 10-K for the year ended December 31, 2023 was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

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(b)            Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information, if any, relating to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Depositary Units. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and as of each Representation Date complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Agreement do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Depositary Units as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule.

(c)            Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Depositary Units pursuant to Rules 164 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and as of each Representation Date did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus and not superseded or modified. Except for the Free Writing Prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any Free Writing Prospectus.

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(d)            Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus, at the time they were or are filed with the Commission pursuant to the Exchange Act, complied and will comply in all material respects with the requirements of the Exchange Act.

(e)            Statistical and Market-Related Data. The statistical, industry and market-related data included in the Registration Statement and the Prospectus are based on or derived from management estimates and third-party sources, and the Company believes such estimates and sources are reasonable, reliable and accurate in all material respects.

(f)            This Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming that it is a legal, valid and binding agreement of the Agent, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g)            Authorization of the Depositary Units. The Depositary Units have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Depositary Units is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Depositary Units.

(h)            No Applicable Registration or Other Similar Rights. There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company or any of its subsidiaries, register under the Securities Act any securities of the Company or any of its subsidiaries held by such holder.

(i)            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries, considered as one entity, and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or its subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

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(j)            Independent Accountants. The accountants who have certified the financial statements attached to or included in the documents incorporated by reference in the Registration Statement and the Prospectus are independent accountants as required by the Securities Act. Except as set forth in the Registration Statement and the Prospectus, (A) the historical consolidated financial statements of the Company, together with related schedules and notes thereto, comply as to form in all material respects with generally accepted accounting principles; (B) such financial statements present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the dates and for the periods indicated; and (C) all such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. Except as set forth in the Registration Statement and the Prospectus, the other financial and statistical information and data included in the Registration Statement and the Prospectus. Any unaudited pro forma financial information and related notes and supporting schedules of the Company contained in, including by incorporation by reference, the Registration Statement and included in the Prospectus have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the bases described therein, and give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(k)            Disclosure Controls and Procedures. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(l)            Incorporation and Good Standing. Each of the Company and its subsidiaries (A) has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation; (B) has all requisite corporate, limited partnership or limited liability company power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties and (C) is duly qualified and is in good standing as a foreign corporation, limited partnership or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries taken as a whole; (2) materially and adversely affect the issuance of the Depositary Units; or (3) materially and adversely affect the validity of this Agreement (any of the events set forth in clauses (1), (2) or (3), a “Material Adverse Effect”).

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(m)            Capital Stock Matters. Except as disclosed in the Registration Statement and the Prospectus, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock, membership interests or other equity interest of the Company or any of its subsidiaries.

(n)            Stock Exchange Listing. The Depositary Units are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Depositary Units under the Exchange Act or delisting the Depositary Units from Nasdaq nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge and except as disclosed in the Registration Statement or the Prospectus, it is in compliance with all applicable listing requirements of Nasdaq.

(o)            Non-Contravention. Each of the Company and its subsidiaries is not (A) in violation of its charter or by-laws or other organizational documents; (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(p)            No Material Actions or Proceedings. There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the assets or property of the Company or any of its subsidiaries is or may be subject; (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency or that has been proposed by any governmental agency, body or authority or administrative agency; and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (i) is required to be disclosed in the Registration Statement and the Prospectus and that is not so disclosed and (ii) could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(q)            All Necessary Permits. Except as disclosed in the Registration Statement and the Prospectus, each of the Company and its subsidiaries has such permits, licenses, approvals, registrations, findings of suitability, franchises and authorizations of governmental or regulatory authorities (collectively, “Permits”), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except for a revocation or termination that could not reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the Registration Statement and the Prospectus, such Permits contain no restrictions that could reasonably be expected to have a Material Adverse Effect.

(r)            Title to Properties; Governmental Authorization. Each of the Company and its subsidiaries has (A) good and marketable title to all of the properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except permitted liens as described in the Registration Statement and the Prospectus and to the extent that such permitted liens could not reasonably be expected to have a Material Adverse Effect; (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect; (C) all Permits and other rights from, and has made all declarations and filings with, all federal, state and local governmental and regulatory authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by any of them in the manner described in the Registration Statement and the Prospectus (and such Authorizations that are required to be obtained in connection with the offering) except to the extent it could not reasonably be expected to have a Material Adverse Effect; and (D) has not received written notice that any governmental body or agency is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not reasonably be expected to have a Material Adverse Effect. All material leases to which the Company or any of its subsidiaries is a party are valid and binding leases of the Company or its subsidiaries, and no default by the Company or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the knowledge of the Company, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to have a Material Adverse Effect.

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(s)            Tax Law Compliance. Except where the failure to file could not reasonably be expected to have a Material Adverse Effect, all tax returns required to be filed by the Company or any of its subsidiaries in all jurisdictions have been so filed and are accurate, in all material respects. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or any of its subsidiaries, or the assets or property of the Company or any of its subsidiaries, except those tax assessments for which adequate reserves have been established.

(t)            Investment Company Act. None of the Company or any of its subsidiaries is, or after giving effect to the offering and applying the net proceeds as described in the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u)            Insurance. Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice to protect the Company and its subsidiaries and their respective businesses except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(v)            No Price Stabilization or Manipulation. Except for this Agreement, none of the Company or any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries, to facilitate the sale or resale of the Depositary Units or (B) since the date of the Prospectus, (i) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Depositary Units or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(w)            Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and any related party of the Company or any of its subsidiaries, on the other hand, that would be required to be disclosed in the Company’s Annual Report on Form 10-K.

(x)            FINRA. All of the information provided to the Agent or to counsel for the Agent by the Company, its officers and directors and, to the Company’s knowledge the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Rules is true, complete and correct in all material respects. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C) and is an experienced issuer (as defined in FINRA Rule 5110(j)(6)).

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(y)            Labor. Except as could not reasonably be expected to have a Material Adverse Effect and as disclosed in the Registration Statement and the Prospectus, there is (A) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them; (B) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against any of them and (C) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries. To the knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has violated (x) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees; (y) any applicable wage or hour laws; or (z) any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations thereunder, except those violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            Compliance with Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which violations could reasonably be expected to have a Material Adverse Effect.

(aa)      Environmental Liabilities. Except as disclosed in the Registration Statement and the Prospectus, there is no alleged liability, or to the knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Company or such subsidiary, as the case may be; or (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Registration Statement and the Prospectus, in the case of clauses (A) and (B) other than as disclosed therein, or could reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended; (3) any petroleum or petroleum product; (4) any polychlorinated biphenyl; (5) any asbestos; and (6) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

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(bb)      Brokers. Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and its subsidiaries and any other person that would give rise to a valid claim against the Company and any of its subsidiaries, or the Agent for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Depositary Units.

(cc)      Intellectual Property. Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property”) presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except for such right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien that constitute permitted liens), except where the failure to possess or have the right to employ such Intellectual Property could not reasonably be expected to have a Material Adverse Effect, and none of the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. To the knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company or any of its subsidiaries does not infringe on the rights of any person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)      Compliance with Laws. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Depositary Units or prevents or suspends the use of the Registration Statement and the Prospectus; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Depositary Units or prevents or suspends the sale of the Depositary Units in any jurisdiction referred to in Section 2(g); and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects; provided that no representation is made as to any statute, rule, regulation, order, injunction or restraining order applicable to the Agent, which such statute, rule, regulation, order, injunction or restraining order is not also applicable to the Company or any of its affiliates.

(ee)      Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(ff)      Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)      OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Depositary Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Depositary Units shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(o) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF DEPOSITARY UNITS

(a)            Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Depositary Units through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver from time to time, during the Agency Period.

(b)            Mechanics of Issuances.

(i)  Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) shall have been satisfied, the Company may exercise its right to request an issuance of Depositary Units by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Depositary Units issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the Selling Period for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons so identified in writing by the Agent and confirmed by the Company by telephone (including a voicemail message to the persons so identified) or vice-versa, with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

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(ii)            Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Depositary Units with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Depositary Units described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. The Company may modify or rescind an Issuance Notice and terminate the Selling Period at any time in its sole discretion upon written notice to the Agent.

(iii)            Method of Offer and Sale. Subject to the terms of the Issuance Notice, the Depositary Units may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act that are made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Subject to the terms of the Issuance Notice and if agreed to in writing by the parties, the Depositary Units may be offered and sold by any other method permitted by law, including block transactions and privately negotiated transactions. The Company may also sell Depositary Units to the Agent as principal at a price and on terms agreed upon by the Company and the Agent.

(iv)            Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Depositary Units hereunder setting forth the number of Depositary Units sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v)            Settlement. Each issuance of Depositary Units will be settled on the applicable Settlement Date for such issuance of Depositary Units and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause the Company’s transfer agent to, electronically transfer the Depositary Units being sold by crediting the Agent or its designee’s account at The Depositary Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Depositary Units, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.

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(vi)            Suspension or Termination of Sales. The Company may, upon notice to the Agent in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Depositary Units (including Depositary Units that have been sold but have not settled on the Settlement Date), and immediately terminate the Selling Period.

(vii)            Delivery of Depositary Units. If the Company defaults in its obligation to deliver Depositary Units on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Depositary Units from securities lenders in the event that the Company has not delivered Depositary Units to settle sales as required by subsection (v) above, and may use the Depositary Units to settle or close out such borrowings.

(viii)            No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing the Depositary Units and (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell the Depositary Units, and (C) the Agent shall be under no obligation to purchase the Depositary Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(ix)            Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not place any Depositary Units, during any period in which the Company is in possession of material non-public information.

(c)            Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount. For the avoidance of doubt, the Selling Commission will not apply when the Agent acts as principal.

(d)            Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Depositary Units (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Depositary Units, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Depositary Units, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Depositary Units for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, (vii) the reasonable fees and disbursements of the Agent’s counsel, including the filing fees incident to, and the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Depositary Units, in an aggregate amount not to exceed (A) $75,000 in connection with execution of this Agreement, (B) $25,000 in connection with each Triggering Event Date (as defined below) on which the Company files with the Commission an annual report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K) and is required to provide a certificate pursuant to Section 4(n) and (C) $15,000 in connection with each other Triggering Event Date on which the Company is required to provide a certificate pursuant to Section 4(n), and (viii) the fees and expenses associated with listing the Depositary Units on Nasdaq. Except as provided in this Section 3 and Section 6, the Agent shall pay its own expenses, including the fees and disbursements of its counsel.

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Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a)            Exchange Act Compliance. During the Agency Period, the Company shall include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K and/or in prospectus supplements, a summary detailing, for the relevant reporting period, (i) the number of Depositary Units sold through the Agent pursuant to this Agreement and (ii) the net proceeds received by the Company from such sales.

(b)            Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement or the Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Depositary Units from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.

(c)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, the Company agrees to promptly notify the Agent to suspend the sale of any Depositary Units (including Depositary Units that have been sold but have not settled on the Settlement Date), (and the Agent shall immediately suspend such sales) and to terminate the Selling Period. The Company may thereafter send a new Issuance Notice if and when it files with the Commission, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, nothing herein shall require the Company to file any such amendment or supplement.

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(d)            Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, insofar as such proposed amendment or supplement relates to the transactions contemplated hereby, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and the Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)            Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed “free writing prospectus” as such term is defined in Rule 405 under the Securities Act (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”) or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto if the Agent has reasonably objected thereto within a reasonable time after being furnished a copy thereof. The Company shall furnish to the Agent, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Depositary Units (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly notify the Agent to suspend the sale of any Depositary Units (including Depositary Units that have been sold but have not settled on the Settlement Date) (and the Agent shall immediately suspend such sales) and to terminate the Selling Period. Nothing herein shall require the Company to prepare or file with the Commission any such amendment or supplement.

(f)            Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

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(g)            Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Depositary Units, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Depositary Units and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to promptly notify the Agent to suspend the sale of any Depositary Units (including Depositary Units that have been sold but have not settled on the Settlement Date) (and the Agent shall immediately suspend such sales) and to terminate the Selling Period. Nothing herein shall require the Company to prepare or file with the Commission any such amendment or supplement.

(h)            Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Depositary Units for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Depositary Units. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Depositary Units for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)            Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

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(j)            Listing; Reservation of Depositary Units. (a)  The Company will use its reasonable best efforts to maintain the listing of the Depositary Units on Nasdaq subject to notice of issuance, and (b) the Company will reserve and keep available at all times, free of preemptive rights, Depositary Units for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(k)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Depositary Units.

(l)            Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.

(m)            Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Depositary Units on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Depositary Units relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Depositary Units).

(n)            Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(i)            the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Depositary Units or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement (but not by means of incorporation of documents by reference into the Registration Statement or Prospectus);

(ii)            the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company;

(iii)            the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

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(any such event, a “Triggering Event Date”), the Company shall furnish or cause to be furnished to the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, confirming: (A) that the representations and warranties of the Company contained in this Agreement are true and correct, and (B) that the Company has performed all of its obligations hereunder to be performed on or prior to such Triggering Event Date. The requirement to provide a certificate under this Section 4(n) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Issuance Notice (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to deliver an Issuance Notice following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(n), then before the Agent sells any Depositary Units pursuant to the Issuance Notice, the Company shall provide the Agent with a certificate in conformity with this Section 4(n) dated as of the date that the Issuance Notice was delivered.

(o)            Legal Opinions.

(i)            Opinion of Counsel for Company (Proskauer Rose LLP). On or prior to the date of the first Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(n) for which no waiver is applicable and excluding the date of this Agreement, an opinion of Proskauer Rose LLP, counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date). The Company shall be required to cause to be furnished no more than one opinion per calendar quarter, except that more than one opinion shall be delivered in a quarter if such opinion is required to be delivered pursuant to Sections 4(n)(i) or 4(n)(ii).

(ii)            Opinion of Counsel for Company (Morgan, Lewis & Bockius LLP). On or prior to the date of the first Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(n) for which no waiver is applicable and excluding the date of this Agreement, an opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to certain matters regarding the Company’s status under the Investment Company Act. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date). The Company shall be required to cause to be furnished no more than one opinion per calendar quarter, except that more than one opinion shall be delivered in a quarter if such opinion is required to be delivered pursuant to Sections 4(n)(i) or 4(n)(ii).

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(iii)            Opinion of Counsel for Agent. On or prior to the date of the first Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(n) for which no waiver is applicable and excluding the date of this Agreement, an opinion of Latham & Watkins LLP, counsel to the Agent, each dated the date of delivery, in form and substance reasonably satisfactory to Agent, substantially similar to the form previously provided to the Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Agent’s counsel may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date). The Agent’s counsel shall be required to furnish no more than one opinion per calendar quarter, except that more than one opinion shall be delivered in a quarter if such opinion is required to be delivered pursuant to Sections 4(n)(i) or 4(n)(ii).

(p)            Comfort Letter. On or prior to the date of the first Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(n) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Grant Thornton LLP, the independent registered public accounting firm for the Company, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. The Company shall be required to cause to be furnished no more than one comfort letter per calendar quarter, except that more than one comfort letter shall be delivered in a quarter if such comfort letter is required to be delivered pursuant to Sections 4(n)(i) or 4(n)(ii).

(q)            Certificate. On or prior to the date of the first Issuance Notice, the Company shall furnish the Agent a certificate executed on behalf of the Company: (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the general partner of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Depositary Units pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company.

(r)            Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the Depositary Units for the Agent’s own account and for the account of its clients at the same time as sales of the Depositary Units occur pursuant to this Agreement.

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(s)            Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Depositary Units or any other reference security, whether to facilitate the sale or resale of the Depositary Units or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M under the Exchange Act.

(t)            Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Depositary Units or securities convertible into or exchangeable for Depositary Units (other than Depositary Units hereunder), warrants or any rights to purchase or acquire Depositary Units, during the period beginning on the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the Trading Day immediately following the Settlement Date with respect to Depositary Units sold pursuant to such Issuance Notice; provided, however, that such restriction will not be required in connection with the Company’s (i) issuance or sale of Depositary Units, options to purchase Depositary Units or Depositary Units issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Depositary Units issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, (iii) issuance or sale of Depositary Units or securities convertible into or exchangeable for Depositary Units as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes and (iv) modification of any outstanding options, warrants or any rights to purchase or acquire Depositary Units. For the avoidance of doubt, the Company will not enter any other open market or similar agreement for the sale of any Depositary Units during the Agency Period.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Depositary Units during the applicable Selling Period is subject to the satisfaction, on each Trading Day during the Selling Period, of each of the following conditions:

(a)            Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(n) on or before the date on which delivery of such certificate is required pursuant to Section 4(n). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(o) and Section 4(p).

(b)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated by this Agreement that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

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(c)            Material Adverse Changes. Except as disclosed in the Registration Statement or the Prospectus: (i) there shall not have occurred any Material Adverse Change and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)            No Suspension of Trading in or Delisting of Depositary Units; Other Events. The trading of the Company’s Depositary Units (including without limitation the Depositary Units sold hereunder) shall not have been suspended by the Commission, the Principal Market or FINRA. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq, or trading in securities generally on Nasdaq shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Depositary Units in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(e)            No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a)            Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors, officers and employees and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Depositary Units have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse the Agent and each such affiliate, director, officer, employee and controlling person for any and all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Agent to the Company consists of the information set forth in the ninth paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

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(b)            Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company and its general partner each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Free Writing Prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with the Agent Information; and to reimburse the Company, or any such director, officer or controlling person for any and all reasonable out of pocket expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent may otherwise have.

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(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agent (in the case of counsel for the indemnified parties referred to in Section 6(a) above or by the Company (in the case of counsel for the indemnified parties referred to in Section 6(b) above)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

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(d)            Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent; provided that such consent was not unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c), the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)            Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Depositary Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Depositary Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Depositary Units pursuant to this Agreement (before deducting expenses) received by the Company bear to the total commissions received by the Agent pursuant to this Agreement. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the agent fees received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a)            Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b)            Termination; Survival Following Termination. The Company or the Agent may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon three Trading Days’ notice to the other party; provided that (i) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Depositary Units, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Depositary Units and (ii) Sections 2, 6, 7 and 9 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Depositary Units, such sale shall nevertheless settle in accordance with the terms of this Agreement.

Section 8. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

(a)            In the event that the Agent is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b)            In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 9.      MISCELLANEOUS

(a)            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its partners, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)            Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC
520 Madison Avenue
New York, NY 10022
Attention: General Counsel

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with a copy to:

Latham & Watkins LLP
1271 6th Avenue
New York, NY 10020
Attention: Nathan Ajiashvili, Esq.

Telephone: 212.906.2916

Email: nathan.ajiashvili@lw.com

If to the Company:

Icahn Enterprises L.P.
16690 Collins Ave, PH-1
Sunny Isles Beach, FL 33160
Attention: Jesse Lynn, General Counsel

Telephone: 305.422.4100

Email: JLynn@sfire.com

with a copy to:

Proskauer Rose LLP
1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Louis Rambo, Esq.

Telephone: 202.416.6878

Email: lrambo@proskauer.com

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 9(b).

(c)            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the affiliates, employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Depositary Units as such from the Agent merely by reason of such purchase.

(d)            Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(e)            Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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(f)            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ICAHN ENTERPRISES L.P.

By: Icahn Enterprises G.P. Inc.,
Its general partner

By:	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [__________]

Reference is made to the Open Market Sale Agreement between Icahn Enterprises L.P. (the “Company”) and Jefferies LLC (the “Agent”) dated as of ________ ___, 202_. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)): _______________________

Issuance Amount (equal to the total Sales Price for such Depositary Units):

$____________________

Number of Days in Selling Period:                    _____________________

First Date of Selling Period:                               _____________________

Last Date of Selling Period:                               _____________________

Settlement Date(s) if other than standard [T+1] settlement:

                                                                               _____________________

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share

Comments:______________________________________________________________________________________________________________

Icahn Enterprises L.P.

By:
Name:
Title:

A-1